Exhibit 99.2

FORM OF PROXY CARD

Bank of Akron ATTN: Jessica Brandi P.O. Box 358 Akron, New York 14001	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bank of Akron, Attn: Jessica Brandi, P.O. Box 358, Akron, New York 14001.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE: ☒	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 and 2.

1.

To approve the Agreement and Plan of Merger by and among CNB Financial Corporation, or CNB, CNB Bank, a wholly-owned subsidiary of CNB, and Akron, dated as of December 18, 2019, pursuant to which Akron will merge with and into CNB Bank with CNB Bank surviving.

☐  FOR    ☐    AGAINST     ☐    ABSTAIN

2.

To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve Proposal 1.

☐  FOR    ☐    AGAINST     ☐    ABSTAIN

For address change/comments, mark here (see reverse side for instructions):  ☐

IMPORTANT: Please sign exactly as your name appears hereon. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE		DATE
SIGNATURE	(IF HELD JOINTLY)	DATE

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BANK OF AKRON

Special Meeting of Shareholders

to be held on March 18, 2020, at 10:00 a.m., local time, at Akron Village Hall, 21 Main Street, Akron, NY 14001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ANTHONY J. DELMONTE, JR. and STEPHEN FORRESTEL, or either one of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of common stock, par value $3.00 per share (the “Common Stock”), of Bank of Akron (“Akron”) held of record by the undersigned at the special meeting of shareholders of Akron to be held on March 18, 2020, or any adjournment hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” Proposals 1 and 2 and in the discretion of the proxies with respect to any other matters that may properly come before the special meeting of shareholders of Akron.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side